    Exhibit 99.3
Humana Inc. Second Quarter 2026 Prepared Management Remarks 7/29/2026
Please view these remarks in conjunction with our 2Q 2026 earnings release that can be found on our website at www.humana.com under the Investors section, or via the following link: https://humana.gcs-web.com/financial-information/quarterly-results.

We also invite you to listen to our live question and answer webcast with our President and Chief Executive Officer, Jim Rechtin, and Chief Financial Officer, Celeste Mellet, which will begin today at 8:00 a.m. Eastern Time and will be available via the following link: https://humana.gcs-web.com/events-and-presentations/upcoming-events. For those unable to listen to the live event, the archive will be available in the Historical Webcasts and Presentations section of the Investor Relations page via the following link: https://humana.gcs-web.com/events-and-presentations.

Cautionary Statement
Certain of the matters discussed in these prepared remarks are forward-looking and are subject to a number of risks, uncertainties and assumptions. Actual results could differ materially.
Investors are advised to read the detailed risk factors discussed in our latest Form 10-K, our other filings with the Securities and Exchange Commission, and our 2Q 2026 earnings release as they relate to forward-looking statements along with other risks discussed in our SEC filings. We undertake no obligation to publicly address or update any forward-looking statements in future filings or communications regarding our business or results.
Today’s release, our historical financial news releases and our filings with the SEC are all also available on our Investor Relations site.
These remarks include financial measures that are not in accordance with generally accepted accounting principles, or GAAP.
Management's explanation for the use of these non-GAAP measures and reconciliations of GAAP to non-GAAP financial measures are included in today’s release which can be found via the following link: https://humana.gcs-web.com/financial-information/quarterly-results.
Finally, any references to earnings per share or EPS made within these remarks refer to diluted earnings per common share.

    Exhibit 99.3
Humana Inc. Second Quarter 2026 Prepared Management Remarks 7/29/2026

Executive Summary
•Delivered solid results in the second quarter (2Q26) and reaffirmed our full year (FY) 2026 Adjusted EPS guidance
•Expect that our approach to 2027 individual MA bids will drive meaningful progress against our commitment of returning to a sustainable pre-tax margin of at least 3% in 2028
•Believe we are well positioned to deliver on our commitment of unlocking the earnings potential of the business by 2028 as laid out at our 2025 Investor Day, supported by our expanded membership base, relentless focus on returning to Top Quartile Stars results, and continued discipline across pricing, clinical excellence, operating efficiencies and capital allocation
•Will hold a virtual investor update on December 10th, 2026, to provide a mark to market against the framework laid out at our 2025 Investor Day, including the initiatives expected to support earnings growth through 2028
Expanded Key Messages
•Delivered solid 2Q26 results:
o2Q26 Adjusted EPS of $7.61 is at the high end of our guidance expectations of 80% to 85% of FY earnings, supported by solid performance across our Insurance and CenterWell segments
oInsurance segment benefit ratio of 91.2%, consistent with our expectations of ‘slightly above 91%’
Based on information available to date, medical and pharmacy cost trends are in line with our expectations of ‘high single digit’ trend, across both new and existing membership
There are certain areas where we have seen slight favorability, particularly in the inpatient space, with favorability more heavily concentrated in members engaged with value-based providers
o2Q26 Adjusted consolidated operating cost ratio of 9.7% and Insurance segment operating cost ratio of 7.1%, each representing a 120-basis point (bps) reduction year over year
Reduction driven by operating leverage from membership and revenue growth, along with tactical cost cutting and transformation efforts, which remain on track
•Affirmed our FY 2026 guidance, including:
oAdjusted EPS outlook of ‘at least $9.00’ and segment level income from operations
oInsurance segment benefit ratio guidance of 92.75%, plus or minus 25 bps, and consolidated operating cost ratio of 10.0%, plus or minus 25 bps
oMedicare and Medicaid membership growth expectations
•Continue to strategically expand our CenterWell and Medicaid platforms, including:
o2Q26 year to date (YTD) patient growth of approximately 130,900, or 27%, in CenterWell Primary Care
Integration of the recently completed MaxHealth acquisition is progressing in line with expectations
o2Q26 YTD Medicaid member growth of approximately 93,000, largely driven by the start of programs in Michigan, Illinois and South Carolina
In addition, Humana was recently awarded a statewide Illinois HealthChoice Medicaid managed care contract, expected to begin operations in January 2027
•Efforts to strengthen our Stars program have progressed as anticipated as we focus on achieving Top Quartile Stars results in Bonus Year (BY) 2028
oSee Appendix A for a BY2028 performance update which highlights a BY2028 rate of improvement that outpaced the 4-year historical compound annual growth rate (CAGR) across 11 of the 12 selected HEDIS and Patient Safety measures

    Exhibit 99.3
Humana Inc. Second Quarter 2026 Prepared Management Remarks 7/29/2026
Detailed Discussion:
Insurance
Delivered solid 2Q26 Insurance segment results with membership and revenue, including member risk scores, tracking in line with expectations and Insurance segment benefit ratio of 91.2%, consistent with our expectations of ‘slightly above 91%’. Based on information available to date, medical and pharmacy cost trends are in line with our expectations of ‘high single digit’ trend, across both new and existing membership. There are certain areas where we have seen slight favorability, particularly in the inpatient space, with favorability more heavily concentrated in members engaged with value-based providers.
Individual MA
•2Q26 YTD membership increase of approximately 1,204,000, or 23%, is tracking in line with our FY 2026 expectation of approximately 25% membership growth
oMembership growth expected to further fuel our ability to unlock the earnings potential of the business by 2028 as laid out at our 2025 Investor Day
Group MA
•2Q26 YTD membership growth of approximately 159,000, or 28%, is in line with expectations of growth of approximately 150,000 members in FY 2026

Individual Stand-Alone Part D (PDP)
•2Q26 YTD membership growth of approximately 1,139,000, or 50%, which is largely concentrated in our Basic and Value PDP plans, is tracking in line with our FY 2026 expectation of approximately 1 million member growth
Medicaid
•2Q26 YTD membership growth of approximately 93,000 is in line with expectations; we continue to anticipate 25,000 to 100,000 member growth for FY 2026, representing an increase of approximately 4% for the year at the midpoint, largely driven by new contract starts on January 1st
•We were pleased with the recent award of a statewide Illinois HealthChoice Medicaid managed care contract, expected to begin operations in January 2027
•Our contract in Florida, our largest Medicaid state, was recently extended for an additional 4 years (through January 31, 2035)
•We continue to navigate procurement challenges related to our recent awards in Texas and Georgia. We remain bullish on these awards and our ability to win new business and successfully deliver value for our members and state partners

CenterWell
2Q26 CenterWell results reflect solid growth across each line of business driven by Humana membership growth and continued agnostic expansion.

    Exhibit 99.3
Humana Inc. Second Quarter 2026 Prepared Management Remarks 7/29/2026
Primary Care
•Serving approximately 622,000 patients as of June 30, 2026, an increase of 130,900 patients, or 27%, from December 31, 2025. 2Q26 YTD patient growth includes:
o25,900 patients, or 23% growth, in our de novo centers
o69,500 patients, or 23% growth, in our more mature wholly-owned centers; and
o35,500 patients, or 47% growth, in our Independent Physician Associations (IPA) business
•Our robust patient growth is supported by a 40-basis point year over year improvement in our already strong retention rate, which together with a 200-basis point year over year improvement in Net Promoter Score (NPS), demonstrate increased patient satisfaction and engagement
•Operating 398 centers as of June 30, 2026, representing growth of 63 centers, or 19%, year over year, while representing an increase of 48 centers, or 14%, from December 31, 2025
oThe year over year and sequential increase in centers is largely driven by recently completed acquisitions, including The Villages Health (4Q25) and MaxHealth (1Q26)
•We still anticipate we will mitigate the ultimate impact of the v28 risk model changes over the three-year phase in through a multi-pronged plan including numerous operational efficiencies such as centralizing and streamlining administrative functions, standardizing the clinic operating model, and improving clinician productivity to increase capacity
oThe impact of v28 and our related mitigation efforts are tracking in line with expectations to date
Home
•Within our CenterWell Home Health fee-for-service business, 2Q26 YTD same store admissions grew just over 3% year over year, with solid growth partially offset by efforts to optimize our payer mix
•Our comprehensive initiative to drive productivity and efficiency within our home operating model to offset reimbursement and other pressures is driving the intended results

Pharmacy
•CenterWell Pharmacy has driven strong results 2Q26 YTD with increased year over year volumes driven by:
oHumana’s membership growth and continued industry leading mail order penetration
oContinued expansion of our agnostic client base with a significant year over year increase in Specialty, Direct to Consumer, and Direct to Employer volumes
•CenterWell Specialty Pharmacy has been honored with the MMIT Specialty Pharmacy Patient Choice Award for the 8th time in 9 years

    Exhibit 99.3
Humana Inc. Second Quarter 2026 Prepared Management Remarks 7/29/2026
Earnings Seasonality
•We expect third quarter Adjusted EPS to be approximately ($1.00) or just over negative 10% of FY Adjusted EPS
•Third quarter Insurance segment benefit ratio expected to be slightly above 94%
•Finally, we expect that the third quarter consolidated benefit ratio will be slightly above the Insurance segment benefit ratio

Capital Deployment & Balance Sheet
•We have continued our efforts to increase the efficiency of our balance sheet and fortify our foundation, including the establishment of $1.5 billion in contingent capital facilities utilizing pre-capitalized trust securities (P-Caps) in May 2026
•We have also maintained a prudent capital deployment approach, including:
oPursuing non-core asset divestitures, as evidenced by our recently announced agreement to divest all or substantially all of our minority interest in Gentiva, which is valued at approximately $900 million
oMaintaining our debt to capitalization ratio near our long-term target of approximately 40%
As of June 30, 2026, our debt to capitalization ratio is 42.7%, down 30 bps from 43.0% at March 31, 2026 reflective of the impact of 2Q26 net earnings partially offset by commercial paper issuance
•All in, our capital efficiency efforts are delivering results, and our capital levels provide a prudent buffer above regulatory and rating agency requirements
oConsistent with this disciplined approach, we continue to evaluate a pipeline of initiatives to further strengthen the balance sheet
Conclusion
•We have delivered solid YTD results and affirmed our FY 2026 guidance
•We expect that our approach to 2027 individual MA bids will drive meaningful progress against our commitment of returning to a sustainable pre-tax margin of at least 3% in 2028
•We believe we are well positioned to deliver on our commitment of unlocking the earnings potential of the business by 2028 as laid out at our 2025 Investor Day, supported by our expanded membership base, relentless focus on returning to Top Quartile Stars results, and continued discipline across pricing, clinical excellence, operating efficiencies and capital allocation

    Exhibit 99.3
Humana Inc. Second Quarter 2026 Prepared Management Remarks 7/29/2026
Appendix A

# Bonus Year (BY) 2028 Stars Update

**Illustrative – Not to Scale**

## *Rate of improvement for a selection of BY28 HEDIS and Patient Safety measures*[1,2]

Humana's BY28 rate of improvement outpaced historical CAGR across 11 of 12 measures
A
B
C
D
E
F
G
H
I
J
K
L
Humana's Rate of Improvement from BY27 to BY28
Humana's Historical Rate of Improvement (CAGR from BY23 to BY27)

*1 - The 12 HEDIS and Patient Safety measures included in the chart above are those with complete performance history for BY23 through BY27. Measures de-identified for competitive reasons.*

*2 - The overall rate of improvement for each measure includes data for all Humana Medicare Advantage (MA) contracts and was calculated by weighting the individual contract rates based on the respective contract's membership at the time the scores were published for each respective year (BY23 – BY27). July 2026 CMS membership was utilized for BY28.*